                                  EXHIBIT 10.8

                             GREAT BASIN GOLD LTD.

                               (the "Purchaser")

                          c/o Suite 1500, Royal Centre
                            1055 West Georgia Street
                          Vancouver, British Columbia
                                    V6E 2W2

                          ---------------------------

March 2, 1999

To:  Touchstone Resources Company (the "Company")
     Cornucopia Resources Ltd. (the "Vendor")
     Suite 540 Marine Building
     355 Burrard Street
     Vancouver, British Columbia
     V6C 2G8

     ATTENTION:     BOARD OF DIRECTORS
     ---------------------------------

Dear Sirs/Mesdames:

AGREEMENT TO PURCHASE ALL OF THE SHARES OF TOUCHSTONE RESOURCES COMPANY (THE "COMPANY") FROM CORNUCOPIA RESOURCES LTD. (THE "VENDOR") BY GREAT BASIN GOLD LTD. . (THE "PURCHASER")

This letter will confirm our agreement (herein the "AGREEMENT") for the acquisition by the Purchaser from the Vendor of all of issued and outstanding shares (each a "PURCHASED SHARE") of the Company.

The Company is a body corporate subsisting under and registered pursuant to the laws of the State of Nevada and its only business is operating its 25% working interest (the "JV INTEREST") in the Ivanhoe joint venture pursuant to the Venture Agreement dated August 13, 1997, (collectively, the "COMPANY'S BUSINESS").

The following are schedules which are attached to and form a part of this
Agreement:

     (a) Schedule A - the Company's financial statements as of December 31, 1998 together with certain other financial information; and

     (b) Schedule B - a complete list of the Company's assets and liabilities and material agreements (to be updated as of the Closing Date as defined in Article 5).

In connection with the foregoing, therefore, the undersigned hereby acknowledge and agree that:


                                   ARTICLE 1

              PURCHASE AND SALE OF THE ALL OF THE PURCHASED SHARES

Purchase and Sale

1.1 Subject to the terms and conditions hereof and based upon the mutual representations, warranties, terms and conditions herein contained and the prior satisfaction or waiver of the conditions precedent which are set forth in Article 4 hereinbelow, the Vendor agrees to assign, sell and transfer at the closing date more particularly described in Article 5 (the "CLOSING DATE") 100% of all right, title and interest in and to the Purchased Shares to the Purchaser and the Purchaser agrees to purchase all of the Purchased Shares from the Vendor.

Purchase Price

1.2 The total purchase price (the "PURCHASE CONSIDERATION") for all of the Purchased Shares shall be paid by the Purchaser's allotment and issuance to the Vendor of 2,750,000 common shares without par value in its capital stock (the "Shares") having an agreed value of $1.25 each plus the allotment and issuance of 250,000 one-year share purchase warrants (the "Warrants") each Warrant exercisable at $2.00 to acquire a further common share ("Warrant Shares") of the Purchaser with each Warrant having an agreed value of $0.01. The Purchase Consideration shall be issued at Closing and shall be issued as fully paid and non-assessable. The Warrants are non-transferable except with the consent of the Company, in its sole discretion.

CONTRACTUAL RESALE RESTRICTIONS AND CALL RIGHTS

1.3 (a) The Vendor agrees that notwithstanding any statutory or regulatory provision permitting earlier resale, none of the Shares nor any Warrant Shares (collectively the "Offered Shares") may be sold, transferred or otherwise disposed of by the Vendor for 180 calendar days after the Closing (the "Prohibition Period") without the Purchaser's prior written consent, such consent to be in the Purchaser's sole discretion. After the Prohibition Period, the Vendor may not sell, transfer or otherwise dispose of any of the Offered Shares except as provided in Section 1.3(b), Section 1.3(c) and Section 1.4.

     (b) After the expiry of the Prohibition Period, the Vendor may, without restriction or notice to the Purchaser, sell up to 25,000 of the Offered Shares in any 30 calendar day period (the "25,000 Share Entitlement"). If the Vendor has not sold any Offered Shares in any 30 calendar day period after the Prohibition Period, the 25,000 Share Entitlement applicable to that period may be carried forward to the next 30 calendar day period and thereafter, for up to four such periods so that, the Vendor may sell up to 100,000 Offered Shares without restriction or notice to the Purchaser during the last 30 calendar days of a 120 calendar day period.

     (c) Notwithstanding the provisions of Section 1.3(b), after the Prohibition Period the Vendor may sell more than 25,000 and up to 100,000 Offered Shares in any 30 calendar day period providing that at least fifteen days before the commencement of that period, the Vendor has given notice of such intention to the Purchaser and the Purchaser has not availed itself of a first right to cause the Offered Shares to be bought by a designated person (the "Placement Right"). The Placement Right herein granted requires that upon receipt of a 15 day notice of proposed sale (the "Offer Notice") the Purchaser may require that the Offered Shares proposed to be sold by the Vendor be sold to a buyer designated by the Purchaser with the closing of such purchase and sale to occur within 15 calendar days of the Purchaser's response to the Offer Notice. The purchase price for the Offered Shares shall be the five-day average closing price of the Purchaser's shares on the five trading days before the date of the Offer Notice less a 10% discount.
     If the Purchaser does not exercise the Placement Right by responding to the Offer Notice by the 15th day after receipt (or responds to the Offer Notice by declining to purchase thereunder (a "Rejection Notice"), the Vendor may sell the Offered Shares in the Offer Notice by private sale or stock market transaction in the Vendor's sole discretion during the 45 days after the earlier of the 15th day after the delivery of the Offer Notice and the day of delivery of the Rejection Notice.

1.4 The Purchaser is hereby also granted an assignable call right (the "Call") on all shares in the capital of the Purchaser owned from time to time by the Vendor (including without limitation any Offered Shares, shares of the Purchaser acquired pursuant to the provisions of section 1.8 hereof or any other shares of the Purchaser acquired by the Vendor) in excess of 2,000,000 (calculated for these purposes as fully diluted, i.e. counting any potential Warrant Shares as if already issued if on the date of the Call Notice the 5-day average closing price of the shares of the Purchaser is greater than the exercise price of the Warrants). The term of the Call shall commence on Closing and continue for the earlier of the 36 months thereafter and the date the Vendor holds fewer than 2,000,000 shares in the capital of the Purchaser, fully diluted. The Call may be exercised by the Purchaser, or its designee, in whole or in part and from time to time. In order to exercise the Call, the Purchaser, or its designee or assignee, shall give notice (the "Call Notice") to the Vendor confirming the number of Shares to be purchased (the "Called Shares") and confirming the exercise price which shall be the 5-day average closing price calculated to the trading day before the notice is given plus 10% (the "Call Price"). In no event will the Call Price be less than $1.00 per share. The closing time of the purchase and sale of the Called Shares shall be specified in the date of notice given for a date which is within 10 business days of the date of notice and such closing shall occur at the offices of the Purchaser's solicitors in Vancouver. At closing, certified funds equal to the Call Price shall be paid to the Vendor and the Vendor shall deliver against payment therefor, share certificates representing the Called Shares duly endorsed for transfer to the named buyer with all necessary signature guarantees, powers of attorney and corporate resolutions respecting authority to execute documents in relation to the transfer of the Called Shares. The buyer shall be entitled to have a confirmation from the registrar and transfer agent of the Purchaser confirming that the Called Shares so delivered constitute good delivery (subject always to restrictions on transfer that are imposed by applicable securities laws on such shares upon issue, the terms hereof and securities laws of

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general application) and that the Called Shares can be immediately cancelled and re-registered in the name of the buyer or nominee.

1.5 In the event that within 10 trading days after the completion of the purchase and sale contemplated by Section 1.4 hereof, the Called Shares would have had a 5 day average closing price equal to or greater than 115% of the Call Price ("Trigger Price") then the designated buyer, or failing which the Purchaser, shall pay an additional cash amount to the Vendor equal to one-half of the difference between the Trigger Price and the Call Price. Alternatively in lieu of a cash payment the buyer or Purchaser shall return to the Vendor in transferable form, free and clear of encumbrances, a number of the Shares purchased sufficient to raise the average purchase price of the Called Shares retained to the Trigger Price.

THE JV INTEREST

1.6 The parties acknowledge that the Company has as of the date hereof agreed that it shall not participate in the first two programs approved by the Management Committee of the Ivanhoe Joint Venture in particular the $1,500,000 drill program and the 2/3 of $317,000 (US) reclamation programs adopted on February 17, 1999. This waiver is made outside of this Agreement and remains effective whether or not the transactions contemplated hereunder consummate.

VOTING THE SHARES, VENDOR'S REPRESENTATION ON PURCHASER'S BOARD

1.7 For the first 2 years from Closing, the Vendor agrees to vote the Shares and any Warrant Shares at any of the Purchaser's shareholders' meetings in favour of those items and resolutions respecting which the Purchaser's Board has requested or recommended that shareholders vote in favour. The Purchaser agrees that upon Closing and for the same two year period a legally eligible nominee of the Vendor shall be appointed to the Purchaser's Board and shall be renominated for a Board directorship at each meeting of the Purchaser's shareholders convened in such two year period.

VENDOR'S PRO RATA RIGHT

1.8 During a period equal to the lesser of the two years of the voting agreement above, or so long as the Vendor still holds at least 1,500,000 of the Shares, the Purchaser shall, in the event it proposes to offer common shares for cash from its treasury ("Treasury Shares"), permit the Vendor to subscribe for its then pro rata portion of Treasury Shares proposed to be sold calculated as Vendor's Shares plus all potential Warrant Shares divided by Purchaser's then fully diluted outstanding common shares. Upon the Vendor's second election not to take up its pro rata share the right granted by this Section 1.8 shall cease. The right granted hereby does not apply to Purchaser's treasury issuances for incentive options, property acquisitions (except to the extent they include a cash component) and all common shares issued for dilutive securities outstanding at the date hereof. The Vendor shall have the obligation to complete any subscription on materially the same terms as the third party subscribers and the Vendor must elect to participate in such issuance in writing within 10 days of receipt notice of the offering.

                                   ARTICLE 2

                    WARRANTIES, REPRESENTATIONS AND COVENANTS
                         BY THE COMPANY AND THE VENDOR

WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE COMPANY AND THE VENDOR

2.1 In order to induce the Purchaser to enter into this Agreement and consummate the purchase and sale of the Purchased Shares each of the Company and the Vendor hereby warrant to, represent to and covenant with the Purchaser that now and as at the Closing Date, that:

     (a) the Company is duly incorporated under the laws of Nevada, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

     (b) the Company has the requisite power, authority and capacity to own and use all of its business assets and to carry on the Company's Business as presently conducted by it;

     (c) the Company owns and possesses and has good and marketable title to its JV Interest and all of its other mineral claims and assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

     (d) the Company holds all licenses and permits required for the conduct in the ordinary course of the operations of the Company's Business and for the uses to which its business assets have been put and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any right or interest held by the Company;

     (e) there are at present no other shares in the capital of the Company issued or allotted or agreed to be issued or allotted to any person and the authorized and issued share capital of the Company is 1,000 common shares with a par value of $1.00 per share of which 100 common shares are issued and outstanding and registered in the name of the Vendor;

     (f) the Vendor has good and marketable title to and is the sole legal and beneficial owner of all of the Purchased Shares free and clear of liens, bank security interests or other encumbrances of any kind or nature;

     (g) the Purchased Shares are validly issued and outstanding and fully paid and non-assessable in the capital of the Company, and the Purchased Shares are free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

     (h) there are no restrictions of any nature whatsoever affecting the right of the Vendor to transfer the Purchased Shares to the Purchaser;

     (i) the Vendor has the power and capacity to own and dispose of the Purchased Shares;

     (j) this Agreement constitutes a legal, valid and binding obligation of each of the Company and the Vendor, enforceable against each of the Company and the Vendor in accordance with its respective terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

     (k) the Company has not and has not committed itself to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

          (i) to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;

          (ii) for the issue and allotment of any of the authorized but unissued shares in its share capital;

          (iii) to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or

          (iv) to purchase or otherwise acquire any shares in its share capital;

     (l) no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;

     (m) save and except as may be set forth on the Schedules hereto, there are no material liabilities, contingent or otherwise, existing on the date hereof in respect of which either of the Company may be liable on or after the completion of the transactions contemplated by this Agreement other than:

          (i)       liabilities disclosed or referred to in this Agreement;
          and

          (ii) liabilities incurred in the ordinary course of the Company's Business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Company;

     (n) no dividend or other distribution by the Company will be declared, paid or authorized up to and including the Closing Date, and the Company has not and has not committed itself to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary;

     (o) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of each of the Company and the Vendor, after making due inquiry, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

     (p) the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (q) the Company has not experienced, nor are the Company and the Vendor aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Company's Business;

     (r) the Company is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

     (s) the Company has not committed to making and until the Closing Date will not make or commit itself to:

          (i) guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation; or

          (ii)      waive or surrender any right of material value;

     (t)  until the Closing Date the Company will:

          (i) maintain its assets in a manner consistent with and in compliance with applicable law; and

          (ii) not enter into any material transaction or assume or incur any material liability outside the normal course of its business;

     (u) the Vendor acknowledges that the Shares will be issued, and reserved for issuance where applicable, under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act, and that, as a result, the Vendor may be restricted from using most of the remedies that would otherwise be available to it and will not receive information that would otherwise be required to be provided to it, and the Purchaser is relieved from certain obligations that would otherwise apply to it, in either case, under applicable securities legislation;

     (v) the Vendor acknowledges and agrees that the Shares have not been and will not be qualified or registered under the securities laws of the Province of British Columbia or under any federal or state laws of the United States and, as such, the Vendor may be restricted from selling or transferring such Shares under applicable law and by terms of this Agreement; and

     (w) the making of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

          (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Company or the Vendor;

          (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which either the Company or the Vendor are subject, or constitute or result in a default under any agreement, contract or commitment to which either the Company or the Vendor are a party;

          (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Company is a party;

          (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Company which is necessary or desirable in connection with the conduct and operations of the Company's Business and the ownership or leasing of its business assets; or

          (v) constitute a default by the Company, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Company which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

     (x) the financial statements attached as Schedule "A" hereto are true and complete and consistent with generally accepted accounting principles consistently applied;

     (y) the Company has filed all U.S. tax returns for previous years and has not received any notice of objection or reassessment;

     (z) the Vendor covenants to promptly seek the approval of its shareholders for the consummation of the transactions herein and shall recommend to its shareholders that they vote in favour of these transactions. The Vendor also covenants to promptly seek the approval of any regulatory authority where such approval can be reasonably seen to be necessary or desirable to consummate the transaction herein;

          (aa) the Company is not indebted to the Vendor for any amount whatsoever; and

          (bb) on or before the Closing, the Company shall complete the transactions set out in the footnote to Schedule B in a manner that is satisfactory to the Purchaser so that the Company's only asset will be the 25% working interest in the Ivanhoe Project and its tax pools and the Company will have no liabilities whatsoever;


                                   ARTICLE 3

          WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

3.1 In order to induce each of the Company and the Vendor to enter into this Agreement, the Purchaser hereby represents to and covenants with each of the Company and the Vendor that:

     (a) the Purchaser is a corporation duly incorporated under the laws of the Province of British Columbia, is validly existing and is in good standing with respect to all statutory filings required by the COMPANY ACT (British Columbia);

     (b) the Purchaser has the requisite power, authority and capacity to own and use all of its business assets and to carry on its business as presently conducted by it;

     (c) the Purchaser owns and possesses and has good and marketable title to and possession of all of its business assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

     (d) the Purchaser holds all licenses and permits required for the conduct in the ordinary course of the operations of its business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Purchaser, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

     (e) the authorized capital of the Purchaser consists of 100,000,000 common shares without par value of which, according to the records of the Purchaser, 16,918,271 common shares are issued and outstanding as fully paid and non-assessable (21,764,671 fully diluted);

     (f) all of the issued and outstanding shares of the Purchaser are listed and posted for trading on the Vancouver Stock Exchange ("VSE"), and the Purchaser is not in material default of any of the terms and conditions of its listing agreement with the VSE or of any of the rules and policies of the VSE;

     (g) the Purchaser will allot and issue the Shares and Warrants to the Vendor on the Closing Date as fully paid and non-assessable in the capital of the Purchaser free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation or by securities regulatory authorities, including the VSE or this Agreement;

     (h) up to and including the Closing Date the Purchaser will not commit itself to:

          (i)       redeem or acquire any shares in its share capital;

          (ii)      declare or pay any dividend;

          (iii) make any reduction in or otherwise make any payment on account of its paid-up capital; or

          (iv) effect any subdivision, consolidation or reclassification of any of its share capital;

     (i) up to and including the Closing Date the Purchaser will not commit itself to:

          (i) acquire or have the use of any property from a person, corporation or entity with whom it was not dealing with at arm's length; or

          (ii) dispose of anything to a person, corporation or entity with whom it was not dealing with at arm's length for proceeds less than the fair market value thereof;

     (j) there are no material liabilities, contingent or otherwise, existing on the date hereof in respect of which the Purchaser may be liable on or after the completion of the transactions contemplated by this Agreement other than:

          (i) liabilities disclosed or referred to in this Agreement or in the public record; and

          (ii) liabilities incurred in the ordinary course of business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Purchaser;

     (k) no dividend or other distribution by the Purchaser has been made, declared or authorized since its incorporation, nor will any be declared, paid or authorized up to and including the Closing Date, and the Purchaser will not commit itself to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;

     (l) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

     (m) the Purchaser is not in material breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (n) the Purchaser has not experienced, nor is the Purchaser aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Purchaser's business or on the results of its operations;

     (o) up to and including the Closing Date there has been and will be prepared and filed on a timely basis all Canadian Federal and Provincial income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Purchaser had or ought reasonably to have had knowledge, required to be or reasonably capable of being filed up to the Closing Date, with respect to the operations of the Purchaser, and no such returns, elections, designations, notices or reports contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is true, correct and complete in all material respects;

     (p) the Purchaser is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

     (q) no payments of any kind have been made or authorized by or on behalf of the Purchaser to or on behalf of directors, officers, shareholders or employees of the Purchaser or under any management agreements with the Purchaser other than in the ordinary course of business;

     (r) none of directors, officers or employees of the Purchaser are now indebted or under obligation to the Purchaser on any account whatsoever, other than in the ordinary course of business;

     (s) the Purchaser has not committed to making and until the Closing Date will not make or commit itself to:

          (i) guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation; or

          (ii)      waive or surrender any right of material value;

     (t) the shares in the capital of the Purchaser are not subject to or affected by any actual or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, pending or threatened cease trading, compliance or denial of use of exemptions orders of, or action, investigation or proceeding by or before, any securities regulatory authority, court, administrative agency or other tribunal; and

     (u) the making of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

          (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Purchaser;

          (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Purchaser is subject, or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party;

          (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Purchaser is a party;

          (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser which is necessary or desirable in connection with the conduct and operations of its business and the ownership or leasing of its business assets; or

          (v) constitute a default by the Purchaser or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

     (v) all the Purchaser's publicly filed disclosure is materially accurate and complete and may be relied upon by the Vendor in consummating the transactions contemplated hereby.


                                    ARTICLE 4

                         CONDITIONS PRECEDENT TO CLOSING

PURCHASER'S CONDITIONS PRECEDENT PRIOR TO THE CLOSING DATE

4.1 The obligations of the Purchaser under this Agreement to Close are further subject to the following conditions for the exclusive benefit of the Purchaser to be fulfilled in all material aspects in the reasonable opinion of the Purchaser or in the Purchaser's discretion to be waived by the Purchaser prior to or at the Closing:

     (a) the Company and the Vendor shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Company and the Vendor on or before the Closing Date;

     (b) the Purchaser shall have obtained all authorizations, approvals and other actions by, and have made all filings with, any securities regulatory authority from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions are in full force and effect and all such filings have been accepted;

     (c) there shall have occurred no material loss or destruction of or damage to the Company, any of its assets, any of the Company's Business or the Purchased Shares in the reasonable opinion of the Purchaser, based upon an updated Schedule "B";

     (d) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

          (i) the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of the Vendor to dispose of any of the Purchased Shares; or

          (ii) the right of the Company to conduct its operations and carry on, in the normal course, its business and operations as it has carried on in the past;

     (e) the Company and the Vendor will cause the Company until Closing, during normal business hours, and limited to the verification only of the Vendor's and the Company's representations herein:

          (i) make available for inspection by the solicitors, auditors and representatives of the Purchaser, at such location as is appropriate, the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser, provided such persons do not unduly interfere in the operations of the Company;

          (ii) authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its places of business, inspect its assets and financial records; and

          (iii) require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business, its assets or the conduct of its business relating to its liabilities and obligations;

     (f) the delivery by the Company and Vendor to the Purchaser of an opinion of the solicitors for the Company and the Vendor, in a form satisfactory to the Purchaser's solicitors, dated as at the date of Closing together with certificates of an officer of the Vendor and an officer of the Company, to the effect that:

          (i) the Company is a corporation duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

          (ii) the Company has the requisite power, authority and capacity to own and use all of its assets and to carry on its business as presently conducted by it;

          (iii) the Vendor has taken all necessary corporate proceedings and has all necessary regulatory approvals to sell and transfer all the Purchased Shares under this Agreement;

          (iv) the number of authorized and issued shares in the share capital of the Company are as warranted by the Company and the Vendor, and all of such issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable;

          (v) all necessary steps and corporate proceedings have been taken by the Company and the Vendor to permit the Purchased Shares to be duly and validly transferred to and registered in the name of the Purchaser as at the Closing Date;

          (vi) based on actual knowledge and belief, such solicitors and officers know of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against either the Company or the Vendor which might materially affect either the Company, its assets or the Company's Business or which could result in any material liability to either of the Company, its assets or the Company's Business and the officers shall confirm the accuracy of the updated Schedule "B"; and

          (vii) as to all other legal matters of a like nature pertaining to the Vendor, the Company, its assets, the Company's Business and to the transactions contemplated hereby as the Purchaser or the Purchaser's solicitors may require on reasonable notice.

COMPANY'S AND VENDOR'S CONDITIONS PRECEDENT

4.2 The obligations of the Vendor under this Agreement to Close are further subject to the following conditions for the exclusive benefit of the Vendor to be fulfilled in all material aspects in the reasonable opinion of the Vendor or in the Vendor's discretion, to be waived by the Vendor prior to or at the Closing:

     (a) the Purchaser shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Purchaser on or before the Closing Date;

     (b) the Vendor shall have received the approval of its shareholders for the consummation of the purchase and sale contemplated hereby;

     (c) there should have occurred no material loss or destruction of or damage to the Purchaser's business or material assets;

     (d) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

          (i) the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of the Vendor to sell the Purchased Shares; or

          (ii) the right of the Company to conduct its operations and carry on, in the normal course, its business and operations as it has carried on in the past;

     (e) the Purchaser will, until Closing, during normal business hours and limited to the verification only of the Purchaser's representations herein:

          (i) make available for inspection by the solicitors, auditors and representatives of the Company and the Vendor, at such location as is appropriate, all of the Purchaser's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Company and the Vendor, provided such persons do not unduly interfere in the operations of the Purchaser;

          (ii) authorize and permit such persons at the risk and the sole cost of the Company and the Vendor, and only if such persons do not unduly interfere in the operations of the Purchaser, to attend at all of its places of business and operations to inspect its properties and assets;

          (iii) require the Purchaser's management personnel to respond to all reasonable inquiries concerning the Purchaser's business assets or the conduct of its business relating to its liabilities and obligations; and

     (f) the Purchaser shall have provided to Vendor a favourable opinion of its solicitors respecting, as pertains the Purchaser, materially the same legal matters as are referred to in Section 4.1(g) regarding the solicitor's opinion pertaining to the Company and the Vendor.

PARTIES' MUTUAL CONDITIONS PRECEDENT

4.3 The closing shall also be conditional upon and subject to the following conditions which may not be waived by the parties:

     (a) the receipt of all necessary regulatory approvals by the Vendor on or before May 31, 1999; and

     (b) the Vancouver Stock Exchange having approved in principle of the issuance by the Purchaser to the Vendor of the Purchase Consideration by the Closing Date which acceptance or approval the Purchaser hereby agrees to diligently seek after execution hereof.

FAIRNESS OPINION

4.4 The Vendor and the Purchaser acknowledge that the negotiations resulting in the entering into of this Agreement were done with reference to a fairness opinion prepared with respect to this acquisition by Ross Glanville of Ross Glanville & Associates Ltd. Each of the parties has enjoyed all necessary opportunity to review, make inquiries of and provide input to Mr. Glanville with respect to the contents of his fairness opinion.

4.5 Each of the Vendor, Purchaser and the Company shall be responsible to bear their own costs related to the transactions contemplated hereby whether or not the transactions consummate. The cost of the fairness opinion referred to in Section 4.4 shall be borne by the Purchaser.


                                   ARTICLE 5

                         CLOSING AND EVENTS OF CLOSING

CLOSING AND CLOSING DATE

5.1 The closing (the "Closing") of the within purchase and delivery of the Purchased Shares, together with all of the transactions contemplated by this Agreement shall occur on the earlier of May 31, 1999 and the day which is 3 calendar days following the satisfaction of all of the conditions precedent which are set out in Article "4" hereinabove (the "Closing Date"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto. The Closing will occur at the offices of solicitors for the Purchaser, Lang Michener Lawrence & Shaw, at 2:00 p.m. (Vancouver time) on the Closing Date.

LATEST CLOSING DATE

5.2 If the Closing Date has not occurred by May 31, 1999 the obligation to close will be terminated unless the Parties hereto agree in writing to grant an extension of the Closing Date.

DOCUMENTS TO BE DELIVERED BY THE COMPANY AND THE VENDOR PRIOR TO THE CLOSING
DATE

5.3 Not less than one business day prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Company and the Vendor shall also execute and deliver or cause to be delivered all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to transfer all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to:

     (a) all documentation as may be necessary to ensure that all of the Purchased Shares have been transferred, assigned and are registrable in the name of and for the benefit of the Purchaser under the laws of the Company's jurisdiction of incorporation;

     (b) certificates representing the Purchased Shares registered in the name of the Vendor, duly endorsed for transfer to the Purchaser with irrevocable stock powers instructing and authorizing the Purchaser's solicitors or its assigns to transfer the Purchased Shares to the Purchaser;

     (c) subject to cancellation of the certificate in Section 5.3(b), a certificate representing the Purchased Shares registered in the name of the Purchaser;

     (d) a certified copy of the resolutions of the directors of the Company authorizing the transfer by the Vendor to the Purchaser of the Purchased Shares;

     (e) a copy of all corporate records, material agreements, geology reports and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports and business records of the Company;

     (f) evidence of any necessary approval in writing of any regulatory authority to the completion of the transactions contemplated herein;

     (g) a certificate of an officer of the Vendor and the Company, dated as of the Closing Date, acceptable in form to the solicitors for the Purchaser, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Company and the Vendor contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Company and the Vendor on the Closing Date and confirming the accuracy of the updated Schedule "B";

     (h) an opinion of counsel to the Company and the Vendor, dated as at the Closing Date, and addressed to the Purchaser and its counsel, in form referred to in Section 4.1(f).

     (i) consents to act or other documents as may be required in connection with the appointment of the nominee of the Vendor to the Board of Directors of the Purchaser;

     (j) resignations of all directors and officers of the Company and a resolution appointing the Purchaser's nominee as director of the Company; and

     (k) all such other documents and instruments as the Purchaser's solicitors may reasonably require.

DOCUMENTS TO BE DELIVERED BY THE PURCHASER PRIOR TO THE CLOSING DATE

5.4 Not less than one business day prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver or cause to be delivered all such documents, resolutions and instruments as are necessary, in the opinion of counsel for the Company and the Vendor, acting reasonably, to effectively issue to the Vendor the Purchased Consideration free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to:

     (a) a certified copy of the resolutions of the directors of the Purchaser providing for:

          (i) the allotment and issuance by the Purchaser to the Vendor the Shares and Warrants comprised in the Purchase Consideration; and

          (ii) the approval of all of the transaction contemplated hereby and the appointment of a nominee of the Vendor to the Purchaser's board of directors;

     (b) the consents in writing of the Vancouver Stock Exchange to the completion of the transactions contemplated herein;

     (c) a certificate of an officer of the Purchaser, dated as of the Closing Date, acceptable in form to the solicitors for the Company and the Vendor, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Purchaser contained in the Agreement are true and correct and will be true and correct as of the Closing Date as if made by the Purchaser on the Closing Date and confirming the accuracy and currency of the Purchaser's publicly filed information;

     (d) an opinion of counsel to the Purchaser, dated as at the Closing Date, and addressed to the Company, the Vendor and their respective counsel, in form and substance satisfactory to the Company's and the Vendor' respective counsel, corresponding generally to the matters requested of Vendor's counsel set forth in Section 4.1(f);

     (e) all such other documents and instruments as the Company's and the Vendor' respective solicitors may reasonably require.


                                    ARTICLE 6

                         DUE DILIGENCE AND NON-DISCLOSURE

DUE DILIGENCE

6.1 Each of the Parties shall have the right until Closing to conduct any further compliance due diligence examination of the other Party as it deems appropriate. Such due diligence shall be completed prior to Closing and shall be conducted only with a view to confirming the accuracy of the representations made by a party hereunder (except as provided in Section 4.1(e) and Section 4.2(d).

CONFIDENTIALITY

6.2 Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Party, at all times subject to the confidentiality provisions hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to the other Party's books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Vendor, the Company or the Purchaser, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing Date with a view to verifying the accuracy of representations made hereunder.

NON-DISCLOSURE

6.3 Subject to the provisions hereinbelow, the Parties, for themselves, their officers, directors, shareholders, consultants, employees and agents agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Party's express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, INTER ALIA, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a court or on a "need to know" basis to each of the Parties respective professional advisors.

PUBLIC ANNOUNCEMENTS

6.4 Notwithstanding the provisions of this Article, the Parties agree to make such public announcements of this Agreement promptly after its execution in accordance with the requirements of applicable securities legislation and regulations.


                                   ARTICLE 7

                                   ASSIGNMENT

ASSIGNMENT

7.1 Save and except as provided herein, no Party may sell, assign, pledge or mortgage or otherwise encumber all or any part of its interest herein without the prior written consent of the other Party; provided that any Party may at anytime at its sole discretion and without the prior approval of the other Party assign and transfer any benefit or right herein to any wholly owned subsidiary, subject at all times to the requirement that any such subsidiary remain wholly owned by the Party hereto failing which any such interest must be immediately transferred back to such Party hereto; and provided further that any transfer of all or any part of a Party's interest herein to its wholly owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of such Party hereunder and to be bound by the express terms and conditions hereof.


                                    ARTICLE 8

                                  FORCE MAJEURE

EVENTS

8.1 If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of acts of God, or any other reason or reasons beyond the control of that Party (causes due to insufficient finances excluded), then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

NOTICE

8.2 A Party shall, within seven calendar days, give notice to the other Party of each event of FORCE MAJEURE under section "8.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of FORCE MAJEURE and all preceding events of FORCE MAJEURE.

                                    ARTICLE 9

                                   ARBITRATION

MATTERS FOR ARBITRATION

9.1 The Parties agree that all questions or matters in dispute with respect to this Agreement shall, in so far as lawfully possible, be submitted to arbitration pursuant to the terms hereof.

NOTICE

9.2 It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than two calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such two calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "9.3" hereinbelow.

APPOINTMENTS

9.3 The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within two calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within two calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the COMMERCIAL ARBITRATION ACT (British Columbia) (the "ARBITRATION ACT").
Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with the Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

AWARD

9.4 The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them and such award may include the costs of the arbitrator and of the parties in respect of the Arbitration.

                                    ARTICLE 10

                                   TERMINATION

DEFAULT

10.1 The Parties hereto agree that if any Party hereto is in material default with respect to any of its representations or covenants in this Agreement (herein called the "DEFAULTING PARTY"), the non-defaulting Party (herein called the "NON-DEFAULTING PARTY") shall give notice to the Defaulting Party designating such default, and within 14 calendar days after its receipt of such notice, the Defaulting Party shall either:

     (a) cure such default, if reasonably possible, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

     (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

ARBITRATION

10.2 If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "9" hereinabove.

CURING THE DEFAULT

10.3      If:

     (a) the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

     (b)  arbitration is not so sought; or

     (c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

TERMINATION

10.4 In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that the obligation to close under this Agreement will be terminated without liability to the terminating party in the event that:

     (a) either the Company and the Vendor or alternatively the Purchaser, has not either satisfied or waived each of their respective conditions precedent prior to Closing in accordance with the provisions of Article "4" hereinabove;

     (b) either the Company, the Vendor or the Purchaser has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles "4" and "5" hereinabove prior to Closing in accordance with the provisions of Articles "4" and "5" hereinabove and the other party does not waive receipt of such document;

     (c) the conditions specified in section "4.3" hereinabove have not been satisfied by the dates indicated;

     (d) the Closing has not occurred on or before May 31, 1999 unless it is due to a default of a party or a breach of a party's representation or covenant hereunder; or

     (e) by agreement, in writing, of each of the Company, the Vendor and the Purchaser;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Article "6" and Section 4.5 hereinabove.


                                    ARTICLE 11

                                      NOTICE

NOTICE

11.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by courier to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by facsimile transmission after 4:00 p.m. in the place of receipt, the next day.

CHANGE OF ADDRESS

11.2 Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

                                    ARTICLE 12

                                GENERAL PROVISIONS

ENTIRE AGREEMENT

12.1 This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

ENUREMENT

12.2 This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.

APPLICABLE LAW

12.3 The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

FURTHER ASSURANCES

12.4 The Parties hereto hereby covenant and agree to forthwith, upon request and without payment of further consideration, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be reasonably required by another Party hereto or its counsel in order to carry out the terms of this Agreement taken as a whole.

SEVERABILITY AND CONSTRUCTION

12.5 Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which other terms shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

CAPTIONS

12.6 The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

CURRENCY

12.7 Unless otherwise stipulated, all references to money amounts hereunder shall be in lawful money of Canada.

COUNTERPARTS

12.8 This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective execution date as set forth on the front page of this Agreement.

NO PARTNERSHIP OR AGENCY

12.9 The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

CONSENTS AND WAIVERS

12.10 No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Please acknowledge your acceptance of the general terms of this Agreement by kindly executing the same in the space provided hereinbelow. This offer is only open for acceptance until 5:00 p.m. (Vancouver time) on March 2, 1999.

Yours very truly,

GREAT BASIN GOLD LTD.


Per: (SIGNED)
     Authorized Signatory

The within offer and terms of Agreement are hereby accepted by the following authorized representatives of the Company and the Vendor effective on this 2nd day of March, 1999:

CORNUCOPIA RESOURCES LTD.


Per: (SIGNED)
     Authorized Signatory

TOUCHSTONE RESOURCES COMPANY


Per: (SIGNED)
     Authorized Signatory